UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2013 (October 18, 2013)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware	001-33024	20-4745690
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2013, EV Energy Partners, L.P. (the “Partnership”) and certain affiliates entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment offering of 5,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a public offering price of $36.86 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to 750,000 additional Common Units at the same price, which they exercised in full. The offer and sale of the Common Units is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-179981), which was effective upon filing on March 8, 2012. The Partnership closed the transaction on October 23, 2013.

In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of its business. Affiliates of certain Underwriters are lenders under the Partnership’s credit facilities. These Underwriters and their related entities have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Item 7.01. Regulation FD Disclosure.

On October 18, 2013 the Partnership issued a press release announcing that it had priced the offering of 5,000,000 common units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On October 23, 2013 the Partnership issued a press release announcing the closing of its public offering of common units and the exercise in full of the over-allotment option. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

1.1	Underwriting Agreement dated as of October 18, 2013, among EV Energy Partners, L.P., EV Energy GP, L.P., EV Management, LLC, EV Properties, L.P., EV Properties GP, LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named therein.

5.1	Opinion of Haynes and Boone, LLP.

8.1	Opinion of Haynes and Boone, LLP relating to tax matters.

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 8.1 hereto).

99.1	Press Release dated October 18, 2013, regarding pricing of public offering of 5,000,000 common units.

99.2	Press Release dated October 23, 2013, regarding closing of public offering of common units and exercise of over-allotment option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: October 23, 2013	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P.

EXHIBIT INDEX

1.1	Underwriting Agreement dated as of October 18, 2013, among EV Energy Partners, L.P., EV Energy GP, L.P., EV Management, LLC, EV Properties, L.P., EV Properties GP, LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named therein.

5.1	Opinion of Haynes and Boone, LLP.

8.1	Opinion of Haynes and Boone, LLP relating to tax matters.

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 8.1 hereto).

99.1	Press Release dated October 18, 2013, regarding pricing of public offering of 5,000,000 common units.

99.2	Press Release dated October 23, 2013, regarding closing of public offering of common units and exercise of over-allotment option.